Exhibit 10.1

AMENDMENT No. 1 TO THE
CORBUS PHARMACEUTICALS HOLDINGS, INC.
2024 EQUITY COMPENSATION PLAN

Dated: March 20, 2026

This Amendment amends the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Compensation Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.

R E C I T A L S

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors (“Board”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) the right to amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for awards under the Plan by three million (3,000,000) shares in the manner hereinafter provided, subject to approval by the Company’s stockholders.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Amendment to Plan Share Limitation.

Section 4.1(a) of the Plan is amended and restated in its entirety as follows:

“(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be five million (5,000,000) shares; all of which shares may, but need not, be issued in respect of Incentive Stock Options. The maximum number of shares of Common Stock which may be issued under the Plan as Full Value Awards is two million five hundred thousand (2,500,000) shares.”

2. No Other Changes. Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

By: /s/ Yuval Cohen

Name: Yuval Cohen

Title: Chief Executive Officer